EXHIBIT 4.3(d)

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of February 2, 2014, among The Bon-Ton Department Stores, Inc., a Pennsylvania corporation (the “Company”), The Bon-Ton Stores, Inc., a Pennsylvania corporation (or its permitted successor) (the “Parent”), The Bon-Ton Giftco, LLC, a Virginia limited liability company, Bon-Ton Distribution, LLC, an Illinois limited liability company, McRIL, LLC, a Virginia limited liability company, Carson Pirie Scott II, Inc., a Florida corporation, and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented to the date hereof, the “Indenture”), dated as of May 28, 2013, providing for the issuance of the Company’s 8.00% Second Lien Senior Secured Notes due 2021 (the “Notes”);

WHEREAS, pursuant to Article Ten of the Indenture, the Guarantors party thereto issued the Note Guarantees;

WHEREAS, on the date hereof, The Bon-Ton Stores of Lancaster, Inc., a Pennsylvania corporation and a Guarantor of the Notes, will merge with and into the Company, with the Company as the surviving entity, pursuant to a merger transaction (the “Merger”);

WHEREAS, pursuant to Section 5.01(c) of the Indenture, the Company is not permitted to merge into or consolidate with any other person unless, among other conditions, each of the remaining Guarantors shall have confirmed that its Note Guarantee will apply to the obligations of the Company; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Amendment to Note Guarantee.

Each of the undersigned Guarantors hereby confirms that, following the Merger, its Note Guarantee will apply to the obligations of the Company under the Notes and the Indenture.

3.                                      NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

4.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE BON-TON DEPARTMENT STORES, INC.
THE BON-TON STORES, INC.
THE BON-TON GIFTCO, LLC*
BON-TON DISTRIBUTION, LLC
MCRIL, LLC
CARSON PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and
Chief Financial Officer
	*Title:	President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[Signature Page to Supplemental Indenture]